Exhibit 99.7

Consent of Clarkson Valuations Limited

We hereby consent to references in the registration statement on Form S-4 of Genco Shipping & Trading Limited, as the same may be amended (the “Registration Statement”) to our appraisals and to our company under the captions “Opinions of Financial Advisors to the Baltic Trading Special Committee—Opinion of Blackstone, ” “Opinions of Financial Advisors to the Baltic Trading Special Committee—Opinion of PJSC,” and “Opinion of Genco’s Financial Advisor,” and in Appendix E to the joint proxy statement/prospectus contained in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

CLARKSON VALUATIONS LIMITED

By:	/s/ John M. Jones

Name:	John M. Jones

Title:	Authorised Signatory

Date:	21st May 2015